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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2006 relating to the financial statements of Michigan Transco Holdings, Limited Partnership, which appear in the ITC Holdings Corp. Registration Statement No. 333-135137. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

October 16, 2006

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CONSENT OF INDEPENDENT ACCOUNTANTS